EXHIBIT 99.C
EL PASO CORPORATION
NOTICE OF GUARANTEED DELIVERY

Old Notes to be Exchanged	CUSIP Nos.		New Notes

Category A
7 1/2 % Senior Notes due 2006	28336L AL 3	U53248 AD 9	7 1/2 % Senior Notes due 2006
6.50% Senior Notes due 2008	28336L AN 9	U53248 AE 7	6.50% Senior Notes due 2008
7.625% Senior Notes due 2008	28336L AQ 2	U53248 AF 4	7.625% Senior Notes due 2008
6.375% Senior Notes due 2009	28336L AS 8	U53248 AG 2	6.375% Senior Notes due 2009
7.75% Senior Notes due 2010	28336L AU 3	U53248 AH 0	7.75% Senior Notes due 2010
10 3/4 % Senior Notes due 2010	28336L AW 9	U53248 AJ 6	10 3/4 % Senior Notes due 2010
9 5/8 % Senior Notes due 2012	28336L AY 5	U53248 AK 3	9 5/8 % Senior Notes due 2012
6.70% Senior Notes due 2027	28336L BA 6	U53248 AL 1	6.70% Senior Notes due 2027
6.95% Senior Notes due 2028	28336L BC 2	U53248 AM 9	6.95% Senior Notes due 2028
7.75% Senior Notes due 2032	28336L BJ 7	U53248 AQ 0	7.750% Medium Term Notes
7.42% Senior Notes due 2037	28336L BG 3	U53248 AP 2	7.42% Senior Notes due 2037

Category B
7 1/2 % Notes due 2006	190441 BE 4		7 1/2 % Senior Notes due 2006
6.50% Senior Debentures due June 1, 2008	190441 AV 7		6.50% Senior Notes due 2008
7.625% Notes due 2008	190441 BF 1		7.625% Senior Notes due 2008
6.375% Senior Debentures due February 1, 2009	190441 AX 3		6.375% Senior Notes due 2009
7.75% Notes due 2010	190441 BC 8		7.75% Senior Notes due 2010
10 3/4 % Senior Debentures due October 1, 2010	190441 AK 1		10 3/4 % Senior Notes due 2010
9 5/8 % Senior Debentures due May 15, 2012	190441 AP 0		9 5/8 % Senior Notes due 2012
6.70% Senior Debentures due February 15, 2027	190441 AS 4		6.70% Senior Notes due 2027
6.95% Senior Debentures due June 1, 2028	190441 AW 5		6.95% Senior Notes due 2028
7.75% Senior Debentures due October 15, 2035	190441 AR 6		7.750% Medium Term Notes
7.42% Senior Debentures due February 15, 2037	190441 AT 2		7.42% Senior Notes due 2037
      This form or one substantially equivalent to this form may be used to accept the offers of El Paso Corporation (each an “Exchange Offer” and collectively, the “Exchange Offers”) to exchange each properly tendered and accepted note (each an “Old Note” and collectively, the “Old Notes”) of a series listed in the far left-hand column of the table set forth above for a new note (each a “New Note” and collectively, the “New Notes”) of the corresponding series listed in the far right-hand column of such table, which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus described below is a part, to be issued by El Paso Corporation in a principal amount equal to the principal amount of such tendered Old Note. Each Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2006, unless extended (as it may be extended, the “Expiration Date”). As described in the enclosed prospectus, dated                     , 2006 (the “Prospectus”), if you are a registered holder of Old Notes and wish to tender your Old Notes, but (1) the certificates for Old Notes are not lost but are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach HSBC Bank USA, National Association, as exchange agent (the “Exchange Agent”), before the Expiration Date of the applicable Exchange Offer or (3) the procedure for book-entry transfer cannot be completed before the applicable Expiration Date, you may effect a tender of your Old Notes if (1) the tender is made through an eligible institution (as defined in the Prospectus under the caption “The Exchange Offers — Procedures for Tendering Old Notes — Signature Guarantee”); (2) prior to the applicable Expiration Date, the Exchange Agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the registered number(s) of your Old Notes and the principal amount of Old Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery. These documents may be sent by manually signed facsimile transmission, overnight courier, registered or certified mail or hand delivery. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. (“NYSE”) trading days after the applicable Expiration Date, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation (as defined in the Prospectus under the caption “The Exchange Offers — Procedures for Tendering Old

Notes — Book-Entry Transfer”) of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company (including the agent’s message (as defined in the Prospectus under the caption “The Exchange Offers — Procedures for Tendering Old Notes — Tender of Old Notes Held Through Depository Trust Company”) that forms a part of the book-entry confirmation), as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, will be deposited by the eligible institution with the Exchange Agent; and (3) the Exchange Agent receives the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, in each case, within three NYSE trading days after the applicable Expiration Date.
Delivery to:
HSBC Bank USA, National Association, Exchange Agent

By Regular or Overnight Courier: HSBC Bank USA, National Association Corporate Trust & Loan Agency 2 Hanson Place, 14th Floor Brooklyn, NY 11217-1409 Attn: Ms. Paulette Shaw	By Overnight Delivery: HSBC Bank USA, National Association Corporate Trust & Loan Agency 2 Hanson Place, 14th Floor Brooklyn, NY 11217-1409 Attn: Ms. Paulette Shaw	By Hand Delivery: (9:00 a.m.-5:00 p.m. New York City Time) HSBC Bank USA, National Association Corporate Trust & Loan Agency 2 Hanson Place, 14th Floor Brooklyn, NY 11217-1409 Attn: Ms. Paulette Shaw
Facsimile Transmission (718) 488-4488
Confirm receipt of Facsimile by Telephone: (718) 488-4475
      Delivery of this Notice of Guaranteed Delivery to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:
      Subject to the terms and conditions set forth in the Prospectus and the related letter of transmittal, the undersigned hereby tenders to El Paso Corporation the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offers — Procedures for Tendering Old Notes — Guaranteed Delivery;” and in Instruction 2 of the letter of transmittal. If the space below is inadequate, list the certificate numbers (or DTC account number), series titles and principal amounts on a separate signed schedule and affix the list to this Notice of Guaranteed Delivery.

Certificate Nos. (if known)
of Old Notes or Account No.
at		Aggregate	Aggregate
The Depository Trust		Principal Amount	Principal Amount
Company	Title of Series	Represented	Tendered*

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE
X

Date
X

Signature(s) of Owner(s) or Authorized Signatory
Date
Area Code and Telephone Number:     (            )
      Must be signed by the holder(s) of Old Notes exactly as their name(s) appear(s) on certificates for Old Notes or on a security position listing as owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offers — Procedures for Tendering Old Notes — Book-Entry Transfer,” a properly completed and duly executed letter of transmittal, together with any required signature guarantee, and any other documents required by the letter of transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the applicable Expiration Date.
Name of Firm

Authorized Signature

Title

Address

Zip Code

Name:

(Please Type or Print)
Area Code and Tel. No

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
      1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the applicable Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.
      2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.
      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on DTC’s security position listing.
      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the letter of transmittal evidence satisfactory to El Paso Corporation of such person’s authority to so act.
      3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offers.